Exhibit 10.21

                        INTERLINK COMPUTER SCIENCES, INC.

                      CHANGE OF CONTROL SEVERANCE AGREEMENT


This Change of Control Severance Agreement (the "Agreement") is made and entered into by and between ___________________ (the "Employee") and Interlink Computer Sciences, Inc. (the "Company"), effective as of the latest date set forth by the signatures of the parties hereto below (the "Effective Date").


                                 R E C I T A L S

          A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

          B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

          C. The Board believes that it is imperative to provide the Employee with a vesting acceleration severance benefit upon Employee's termination of employment following a Change of Control which provides the Employee with enhanced financial security and provides incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

          D.  Certain  capitalized  terms used in the  Agreement  are defined in
Section 6 below.

          The parties hereto agree as follows:

          1. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

          2. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or pursuant to other agreements with the Company.

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          3.       Severance Benefits.

                  (a) Termination Following A Change of Control. If the Employee's employment terminates at any time within twelve (12) months following a Change of Control, then, subject to Section 5, the Employee shall be entitled to receive the following severance benefits:

                           (i) Involuntary  Termination other than for Cause. If
the Employee's employment is terminated as a result of Involuntary Termination other than for Cause within twelve (12) months following a Change of Control, then one hundred percent (100%) of the unvested portion of any stock option or restricted stock held by the Employee shall automatically be accelerated in full so as to become completely vested as of the date of such termination of employment.

                           (ii) Voluntary Resignation; Termination For Cause. If
the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

                           (iii) Disability; Death. If the Employee's employment
with the Company terminates as a result of the Employee's Disability, or if Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

                  (b) Termination Apart from Change of Control. In the event the Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve (12) month period following a Change of Control, then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefits plans and practices or pursuant to other agreements with the Company.

          4. Attorney Fees, Costs and Expenses. The Company shall promptly reimburse Employee, on a monthly basis, for the reasonable attorney fees, costs and expenses incurred by the Employee in connection with any action brought by Employee to enforce his rights hereunder, regardless of the outcome of the action.

          5. Limitation on Payments. In the event that the vesting acceleration severance benefit provided for in this Agreement or benefits otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of
Section 280G of the Internal  Revenue Code of 1986,  as amended (the "Code") and
(ii) but for this  Section 5,  would be  subject  to the

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excise tax  imposed by Section  4999 of the Code (the  "Excise  Tax"),  then the
Employee's vesting acceleration severance benefit under Section 3 shall be either:

                  (a) delivered in full, or

                  (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 5 shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the Change of Control (the "Accountants"). For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

          6. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                  (a) Cause. "Cause" shall mean either (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) Employee being convicted of a felony, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, or (iv) following delivery to the Employee of a written demand for performance from the Company which describes the basis for the Company's reasonable belief that the Employee has not substantially performed his duties, continued violations by the Employee of the Employee's obligations to the Company which are demonstrably willful and deliberate on the Employee's part.

                  (b)  Change  of  Control.   "Change  of  Control"   means  the
occurrence of any of the following events:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

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                  (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination;

                  (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls the Company or controls such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or the entity that controls the Company or controls such surviving entity outstanding immediately after such merger or consolidation; or

                  (iv) The consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

         (c) Disability. "Disability" shall mean that the Employee has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

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                  (d) Involuntary Termination.  "Involuntary  Termination" shall mean (i) without the Employee's express written consent, a material reduction of the Employee's duties, title, authority or responsibilities, relative to the Employee's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, title, authority or responsibilities; (ii) without the Employee's express written consent, a material reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee's overall benefits package is materially reduced; (v) the relocation of the Employee to a facility or a location more than twenty-five (25) miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; (vii) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 7(a) below; or (viii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the Employee.

                  (e) Termination Date. "Termination Date" shall mean the date upon which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Employee notice of termination, the Employee notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or a by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         7.    Successors.

                  (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

                  (b) Employee's Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         8.       Notice.

                  (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally

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delivered or one day following  mailing via Federal Express or similar overnight courier service. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

9.       Miscellaneous Provisions.

                  (a) No Duty to Mitigate. The Employee shall not be required to mitigate the value of any vesting acceleration contemplated by this Agreement, nor shall any such vesting acceleration be reduced by any earnings or benefits that the Employee may receive from any other source.

                  (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding same.

                  (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                  (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

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                  (f)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.


COMPANY                                 INTERLINK COMPUTER SCIENCES, INC.
Date:


                                         By:____________________________________


                                         Title:_________________________________


                                         Date:__________________________________


EMPLOYEE                                 _______________________________________


                                         Date:__________________________________


The following officers have executed this agreement:
AJ Berkeley
James Barth
Bill Jones
Vic Langford
Christopher Markle
Mickey Satterwhite

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